UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 10, 2011
Wyndham Worldwide Corporation
(Exact name of Registrant as specified in its charter)

Delaware	1-32876	20-0052541
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)

22 Sylvan Way
Parsippany, NJ		07054
(Address of principal		(Zip Code)
executive office)
Registrant’s telephone number, including area code: (973) 753-6000
None
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On March 10, 2011, Wyndham Worldwide Corporation (the “Company”) announced the expiration and final results of the Company’s previously announced cash tender offer (the “Tender Offer”) to purchase any and all of its outstanding 3.50% Convertible Notes due 2012 (the “Convertible Notes”).
     The Tender Offer expired at 12:00 midnight, New York City time, at the end of Wednesday, March 9, 2011.
     As of the expiration of the Tender Offer, $91,215,000 aggregate principal amount of Convertible Notes, representing approximately 78.8% of the aggregate outstanding principal amount of Convertible Notes, were validly tendered and not validly withdrawn. The Company accepted for purchase all Convertible Notes that were validly tendered and not validly withdrawn. Following the settlement of the Tender Offer, approximately $24.6 million aggregate principal amount of Convertible Notes remain outstanding.
     As previously announced by the Company, the final purchase price per $1,000 principal amount of Convertible Notes was $2,541.72. The Company settled the Tender Offer on March 10, 2011 and paid an aggregate of approximately $233.0 million, including accrued and unpaid interest to, but excluding, the settlement date, to purchase all Convertible Notes that were validly tendered and not validly withdrawn.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION
Date: March 10, 2011	By:	/s/ Thomas G. Conforti
Thomas G. Conforti
Chief Financial Officer